EXHIBIT 28(e) 16 UNDER FORM N-1A

EXHIBIT 23 UNDER ITEM 601/REG. S-K

Schedule A

DISTRIBUTOR’S CONTRACT

Effective Date: Class B Shares of: Revised 6/1/17

FEDERATED EQUITY FUNDS
12/1/00	Federated Absolute Return Fund
12/1/08	Federated Clover Value Fund
3/1/07	Federated InterContinental Fund
12/1/00	Federated Kaufmann Fund
12/1/02	Federated Kaufmann Small Cap Fund
10/24/97	Federated MDT Mid Cap Growth Fund

10/24/97	FEDERATED EQUITY INCOME FUND, INC.

FEDERATED FIXED INCOME SECURITIES, INC.
10/24/97	Federated Strategic Income Fund

6/1/08	FEDERATED GLOBAL ALLOCATION FUND

10/24/97	FEDERATED GOVERNMENT INCOME SECURITIES, INC.

10/24/97	FEDERATED HIGH INCOME BOND FUND, INC.

9/1/02	FEDERATED INCOME SECURITIES TRUST
12/1/02	Federated Capital Income Fund
9/1/02	Federated Fund for U.S. Government Securities
9/1/03	Federated Muni and Stock Advantage Fund

FEDERATED INTERNATIONAL SERIES, INC.
10/24/97	Federated Global Total Return Bond Fund

FEDERATED INVESTMENT SERIES FUNDS, INC.
10/24/97	Federated Bond Fund

5/16/2017	FEDERATED MDT EQUITY TRUST
Federated MDT Large Cap Value Fund

FEDERATED MDT SERIES
3/1/07	Federated MDT Large Cap Growth Fund
12/1/07	Federated MDT Small Cap Growth Fund

FEDERATED MUNICIPAL SECURITIES INCOME TRUST
6/1/06	Federated Municipal High Yield Advantage Fund
6/1/02	Federated New York Municipal Income Fund
10/24/97	Federated Pennsylvania Municipal Income Fund

10/24/97	FEDERATED MUNICIPAL BOND FUND, INC.

FEDERATED TOTAL RETURN SERIES, INC.
6/1/01	Federated Total Return Bond Fund

FEDERATED WORLD INVESTMENT SERIES, INC.
10/24/97	Federated Emerging Market Debt Fund
6/1/98	Federated International Leaders Fund
10/24/97	Federated International Small-Mid Company Fund

MONEY MARKET OBLIGATIONS TRUST
6/1/15	Federated Government Reserves Fund